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                                                                        EXH 10.2

                           1994 NABISCO HOLDINGS CORP.
                            LONG-TERM INCENTIVE PLAN

                            RESTRICTED STOCK PROGRAM

                        RESTRICTED STOCK UNITS AGREEMENT

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                               W I T N E S S E T H

         1. GRANT OF RESTRICTED STOCK UNITS. Pursuant to the provisions of the 1994 Long-Term Incentive Plan and the Restricted Stock Units Program (collectively, the "Plan"), Nabisco Holdings Corp. (the "Company") on the above date has granted to

                            ((NAME)) (THE "GRANTEE")

subject to the terms and conditions which follow and the terms and conditions of the Plan and this Agreement (the "Agreement"), a total of

                         ((RSEG)) RESTRICTED STOCK UNITS

which entitle the Grantee to receive at the option of the Company (a) shares of Common Stock of the Company ("Common Stock") equal to the number of Restricted Stock Units granted, as of the dates the restrictions lapse; or (b) an amount in cash equal to the fair market value of an equivalent number of shares of Common Stock of the Company ("Common Stock") as of the Payment Date determined in
Section 3. A copy of the Plan is attached and made a part of this Agreement with the same effect as if set forth in the Agreement itself. All capitalized terms used below shall have the meaning set forth in the Plan, unless the context requires a different meaning.

         2. VESTING OF RESTRICTED STOCK UNITS. Subject to Section 4, the Restricted Stock Units granted hereunder shall vest, and all restrictions thereon shall lapse, on the first to occur of the dates as set forth below in subsections (a) through (g), ("Vesting Date"):

            (a)  33%, December 14, 2002,
                 33%, December 14, 2003, and
                 34%, December 14, 2004;
            (b)  the date of Grantee's death;
            (c) the date Grantee shall be deemed to have a "Permanent Disability" (as defined in the Nabisco, Inc. Long-Term Disability Plan, applicable to senior executive officers as in effect on such dates hereof), or if the Board of Directors or any committee thereof so determines;
            (d)  the date of Grantee's Retirement at age 65 or over;


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            (e)  the date of a Change of Control;

            (f) the date Grantee's active employment with the Company is terminated by the Company without Cause (excluding any termination to which subsection (e) applies); or

            (g) the date Grantee commences early retirement from the Company. As used herein, early retirement means retirement between the ages of 55 through 64 with the approval of the Company, which approval specifically states that the vesting of the Restricted Stock Units is accelerated and shall become fully vested as to the number of units.

         3. SETTLEMENT OF RESTRICTED STOCK UNITS.
            (a) The Restricted Stock Units grant will be settled at the option of the Company, in shares of Company Common Stock, or in cash, pursuant to
Section 3(b), as of the dates the restrictions lapse.

            (b) Unless the Grantee has elected to defer receipt of payment in accordance with Section 7 and subject to the provisions of subsection (c), the Grantee will receive a payment in cash in respect of Restricted Stock Units granted to the Grantee hereunder in an amount (the "Payment Amount") determined by multiplying the number of such units by the closing price as listed on the New York Stock Exchange (the "NYSE") of the Company's Common Stock on the Vesting Date. The payment shall be made as soon as practicable following the Vesting Date. In the event the Vesting Date falls on a date on which the NYSE is closed, the aforesaid computation shall be based on the closing price of the Company's Common Stock on the first trading day immediately preceding the Vesting Date. If the Grantee has elected to defer receipt of such payment in accordance with Section 7, the payment date will be the last day of the deferral period and payment will be made as soon as practicable thereafter.

            (c) In the event Grantee's Vesting Date arises pursuant to Section 2(f) or 2(g), shares of Company Common Stock or the Payment Amount shall be adjusted by multiplying the number of shares of Company Common Stock or the Payment Amount by a fraction the denominator of which is 1,095 and the numerator of which is the number of days from the Date of Grant to the Vesting Date, and Grantee shall receive shares of Company Common Stock or the Payment Amount as so adjusted.

         4. TERMINATION AND FORFEITURE OF THE RESTRICTED STOCK UNITS. The Restricted Stock Units granted hereunder shall terminate and Grantee shall immediately forfeit all rights to such Restricted Stock Units upon Grantee's termination of active employment from the Company for Cause, Resignation or for any other reason, excluding termination from active employment arising from the events specifically enumerated in Section 2.

         5. TERMINATION OF EMPLOYMENT.

            Subject to Sections 2(f) and 2(g) and 4:

            (a) Unless otherwise provided in a written employment or termination agreement between the Grantee and the Company, the Restricted Stock Units shall not become vested as to any additional units following the Termination of Employment of the Grantee for any reason other than a Termination of Employment because of death, Permanent Disability or Retirement of the Grantee. In the event of Termination of Employment because of death, Permanent


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Disability or Retirement, the Restricted Stock Units shall immediately become vested as to the number of units.

             (b) TERMINATION FOR CAUSE. Unless otherwise defined in a written employment or termination agreement between the Grantee and the Company, termination for Cause shall mean termination by the Company where such termination results from (i) criminal dishonesty, (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis, (iii) deliberate and continual refusal to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company, or (iv) deliberate misconduct which could be materially damaging to the Company without reasonable good faith belief by the Grantee that such conduct was in the best interests of the Company.

             (c) TERMINATION FOR GOOD REASON. Unless otherwise defined in a written employment or termination agreement between the Grantee and the Company, termination for Good Reason shall mean termination by Grantee where such termination results from (i) the total amount of Grantee's base salary and targeted awards under the Long-Term Incentive Plan and the Annual Incentive Award Plan (or successors thereto) being reduced at any time without the Grantee's consent, (ii) Grantee's job responsibilities being substantially reduced in importance without the Grantee's consent, or (iii) Grantee being required as a condition of continued employment to relocate more than 35 miles from the Grantee's place of employment as of the date of a Change of Control without the Grantee's consent.

             (d) "Retirement" as used herein means Retirement at age 65 or over, or Early Retirement at age 55 or over with the approval of the Company, which approval specifically states the vesting of the Restricted Stock Units is accelerated and shall become fully vested as to the number of units.

             (e) "Termination of Employment" as used herein means termination from active employment; it does not mean termination of payment or benefits at the end of salary continuation or other form of severance or pay in lieu of salary.

             (f) "Permanent Disability" as used herein means to have a "Permanent Disability" as defined in the Nabisco, Inc. Long-Term Disability Plan, applicable to senior executive officers as in effect on such dates hereof, or if the Board of Directors or any committee thereof so determines;

         6. DIVIDEND EQUIVALENT PAYMENTS. At all times prior to the date restrictions lapses, the Grantee shall receive cash payments at the same time and in the same amount as any cash dividends paid on an equivalent number of shares of Common Stock.

         7. DEFERRAL. If the Grantee is to receive a cash payment, the Grantee may elect to defer payment of vested Restricted Stock Units in accordance with procedures established by the Committee; provided, that the Grantee may not defer payment in respect of Restricted Stock Units that vest in connection with the Grantee's termination of employment for any reason and further, provided, that in no event may the period of deferral extend beyond January of the year following the Grantee's termination of employment for any reason. The Payment Amount will be based upon the fair market value of an equivalent number of shares of Common Stock at the Vesting Date. During the period between the Vesting Date and the actual payment date, such


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funds will be invested in accordance with the Grantee's investment elections under the Nabisco Deferred Compensation Plan.

         8. NO RIGHT TO EMPLOYMENT. The execution and delivery of this Agreement and the granting of Restricted Stock Units hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any particular capacity and shall not prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without Cause.

         9. TRANSFERABILITY. Other than as specifically provided in the Plan with regard to the death of the Grantee, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.

         10. CHANGE IN COMMON STOCK OR CORPORATE STRUCTURE.
             (a) If at any time the number or nature of outstanding shares of Common Stock of the Company shall be increased or changed as the result of any stock dividend, subdivision or reclassification of shares, the number or nature of Restricted Stock Units subject to this Agreement after such an event shall be increased or changed in the same proportion or manner as the outstanding shares of Common Stock are increased or changed, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of Restricted Stock Units subject to this Agreement after such an event shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased.

             (b) In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be an adjustment to the Restricted Stock Units subject to this Agreement after such an event, and in place of the Restricted Stock Units so subject, a stock equivalent shall be determined by multiplying the number of common shares of stock delivered in exchange for a share of Common Stock upon such consolidation or merger, by the number of Restricted Stock Units subject to this Agreement. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Committee shall determine the appropriate adjustment to shares held pursuant to this Agreement after such an event; provided, however, such adjustment shall not be to the detriment of the Grantee.

         11. TAXES. Any taxes required by federal, state or local laws to be withheld by the Company on the Grant of Restricted Stock Units or delivery of Common Stock or any other cash payment or event hereunder shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. Subject to Section 3, if settled in Common Stock, the Grantee hereby authorizes the conversion to cash by the Company of a sufficient amount of Common Stock to satisfy withholding prior to the delivery of Common Stock; or if Restricted Stock Units are settled in cash, the Grantee hereby authorizes the Company to withhold or offset a sufficient amount from any payment hereunder to satisfy any such tax withholding obligation.


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         12. NOTICES. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, Nabisco Holdings Corp., 7 Campus Drive, Parsippany, NJ 07054, and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's most recent address as shown on the records of the Company.

         13. GRANTEE. In consideration of the grant, the Grantee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.

         14. NON-COMPETITION.
             Provided that the Grantee is not party to a written employment or termination agreement with the Company containing restrictions on Grantee's eligibility to compete with the Company following Grantee's Termination of Employment, in consideration for the Restricted Stock Units Grantee agrees that:

            (a) For the twelve (12) month period commencing on the date of Grantee's Termination of Employment, Grantee shall not engage in Competitive Employment. As used herein, "Competitive Employment" means providing any person, company or other entity with any services, whether as a consultant, employee, investor or otherwise, regarding any business, product, service or other matter which: (i) is substantially similar to or competes with any business, product, service or other matter regarding which Grantee worked for the Company, or any of its affiliates, during the two (2) years prior to Grantee's Termination of Employment; or (ii) concerns subject matters about which Grantee gained proprietary information of the Company, or its affiliates, during the two (2) year period prior to Grantee's Termination of Employment.

             (b) If the Company reasonably determines that Grantee has materially violated any of Grantee's obligations under subparagraph (a), above, then, in addition to any other remedies at law or in equity it may have: (i) the Company shall have the right to cease payment of any compensation, salary continuation, benefits, perquisites and any other remuneration which is due or may become due Grantee under any employment, salary continuation or similar agreement between the Company, or any of its affiliates, and Grantee; and (ii) all past, present and future stock option grants awarded Grantee under the Plan, including grants which according to their terms are vested, shall terminate, effective the date on which such violation began (the "Violation Date"). The Company may demand the return of any gain realized by Grantee from the exercise of any such grants by Grantee at any time on or after the date sixty (60) days prior to the Violation Date. If after such demand Grantee fails to return said amounts, Grantee acknowledges that the Company has the right to offset against said amounts any amounts, including compensation, owed Grantee by the Company or to commence judicial proceedings against Grantee to recover said amounts and any attorneys' fees and costs.


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             (c) Grantee acknowledges and agrees that: (i) the restrictions contained in this Section 14 are necessary to protect the legitimate interests of the Company and impose no undue hardship on Grantee; (ii) the violation or threatened violation of this Section 14 will result in irreparable injury to the Company and Grantee consents to the issuance of any restraining order, preliminary restraining order or injunction, without bond, which arises from conduct by Grantee in violation of this Section 14, and the existence of any claim Grantee may have against the Company will not constitute a defense thereto; (iii) if the Company prevails in any suit or proceeding to enforce its rights under this Section 14, Grantee shall indemnify the Company for all expenses incurred by the Company, including reasonable attorneys' fees; and (iv) no one employed by or representing the Company has any authority to make oral statements which modify, waive or discharge in any manner any provision of this
Section 14.

         15. OTHER PROVISIONS.
            a) Titles are provided herein for convenience only and are not to serve as a basis for interpretation of the Agreement.

            b) The Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

            c) THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE
INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Date of Grant first above written.